UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 25, 2005


                           THE MIDDLEBY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                   1-9973                 36-3352497
(State or Other Jurisdiction         (Commission            (IRS Employer
   of Incorporation)                 File Number)          Identification No.)


        1400 Toastmaster Drive, Elgin, Illinois                 60120
        (Address of Principal Executive Offices)               (Zip Code)


                                (847) 741-3300
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry Into a Material Definitive Agreement.

                  On February 25, 2005, the Board of Directors of The Middleby Corporation (the "Company") adopted an amended and restated Management Incentive Compensation Plan, effective as of January 1, 2005 (the "Plan").

                  The Plan is a cash incentive bonus plan for the Company's key employees and officers who are selected as participants by the Company's Compensation Committee (the "Committee"). The current participants of the Plan are Selim A. Bassoul, Chairman, President and Chief Executive Officer of the Company and Timothy J. FitzGerald, Vice President and Chief Financial Officer of the Company. The Company intends that payments to participating employees under the Plan will qualify as performance-based compensation for purposes of
Section 162(m) of the Internal Revenue Code (the "Code"). The Plan will be submitted for the approval of the Company's stockholders at the 2005 annual meeting of stockholders, as required by Section 162(m) of the Code, in order to ensure that the tax deductibility of payments made under the Plan will not be limited by such section.

                  Under the Plan, the payment of bonuses to executives who qualify as "covered employees," as defined under Section 162(m) of the Code, is subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the commencement of the Company's fiscal year. The performance goals for the covered employees will be based on the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the fiscal year. The payment of bonuses to participants who are not covered employees may also be based on the EBITDA of any subsidiary, division or segment of the Company. The Committee has the authority to determine EBIDTA in accordance with generally accepted accounting principles ("GAAP"). The Committee may also make appropriate adjustments to EBIDTA goals to reflect the impact of extraordinary items not reflected in such goals. Extraordinary items include but are not limited to (a) profit or loss attributable to acquisition or dispositions of stock or assets, or (b) changes in accounting standards, or (c) the impact of capital expenditures.

                  Pursuant to the Plan, each performance period begins on January 1st and ends on December 31st of the Company's fiscal year. The maximum payment that may be made to any participating employee under the Plan, as amended and restated, with respect to any fiscal year is $3,500,000. Bonuses will be paid after the completion of the Company's year end audit and after the Committee certifies in writing that the EBITDA goals have been attained, except that payments under the Plan generally must be made no later than two and one-half months after the end of the fiscal year in which the payment was earned. In order to receive a payment under the Plan, a participant must have been employed by the Company for at least six months and must have been employed on the last day of the Company's fiscal year. The Committee has the discretion to elect to pay a pro-rata bonus after the year end audit to any participating employee who was involuntarily terminated before the end of the Company's fiscal year. In addition, the Committee may also elect to pay pro-rata bonuses based upon the achievement of pro-rata EBITDA goals.

                  In the event of a "change in control" of the Company (as defined in the Plan), EBITDA will be calculated after the completion of the Company's year end audit and will be based on the Company's past practice and the terms of the Plan. However, if it is impractical for the Company's EBITDA to be measured after a change in control, then a pro-rata bonus will be paid to participants based on the EBIDTA achieved prior to the change in control.

                  A copy of the Plan is filed herewith as Exhibit 10.1. The description of the Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the Plan attached hereto as an exhibit.

ITEM 9.01.        Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit No.       Description
-----------       -----------

Exhibit 10.1      Amended and Restated Management Incentive Compensation Plan


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE MIDDLEBY CORPORATION


Dated: March 3, 2005                         By: /s/ Timothy J. FitzGerald
                                                 ----------------------------
                                                 Timothy J. FitzGerald
                                                 Vice President and Chief
                                                 Financial Officer

Exhibit No.       Description
-----------       -----------

Exhibit 10.1      Amended and Restated Management Incentive Compensation Plan